Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 27, 2021, relating to the balance sheet of CleanTech Acquisition Corp. as of December 31, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 18, 2020 (inception) through December 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 27, 2021